Exhibit 5.1

III Walkers Partners: Paul Aherne ” Brett Basdeo “” Joh n Cartwright “ John Crook ” Mark Cummings ***“ Natalie Curtis ”“* James Gaden Kevin Ho *"* Kristen Kwok ”* Wing Lam * William Lee ” Thomas Pugh "“" Andrew Randall *” Victoria Raymond ” Wei Ching Teo "””" 15 September 2025 Ascentage Pharma Group International c/o Walkers Corporate Limited 190 Elgin Avenue George Town Grand Cayman KY1 - 9008, Cayman Islands Dear Sir or Madam Our Ref: MRC/BLUI/A6519 - H26578 ASCENTAGE PHARMA GROUP INTERNATIONAL O@@@@@ We have acted as Cayman Islands legal advisers to Ascentage Pharma Group International D@@ E@ (the "Company") in connection with the Registration Statement (as defined in Schedule 1 ), to be filed with the Securities and Exchange Commission under the U . S . Securities Act of 1933 , as amended, relating to 5 , 800 , 000 ordinary shares of the Company of a par value of US $ 0 . 0001 each (the "Ordinary Shares") reserved for issuance under the 2022 RSU Scheme (as defined in Schedule 1 ) . We are furnishing this opinion as exhibit 5 . 1 to the Registration Statement . For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1 . In giving this opinion we have relied upon the assumptions set out in Schedule 2 , which we have not independently verified . We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion . We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction . Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in any of the documents cited in this opinion nor upon matters of fact or the commercial terms of the transactions the subject of this opinion . Based upon the examinations and assumptions stated herein and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3 , and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below . 1. The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Companies in the Cayman Islands (the "Registrar") . 2. The authorised share capital of the Company is US$50,000 consisting of 500, 000,000 shares of a nominal or par value of US$0.0001 each. Walkers (Hong Kong) 15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong T *852 2284 4566 F +832 2264 4360 Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland | Jersey ] London | Singapore "England and Wales; "BVI ; "“Caym an Islands; “"New South Wales (Australia): ""”Bermuda, ’”’”’”Singapore

WALKERS 15644025.3.A6519.H26578 Page 2 3. The offer and sale of the Ordinary Shares pursuant to the 2022 RSU Scheme (as defined in Schedule 1 ) have been duly authorised . When allotted, issued and fully paid for as contemplated in the 2022 RSU Scheme and in accordance with the resolutions of the directors of the Company, and when appropriate entries have been made in the register of members of the Company, the Ordinary Shares to be issued by the Company will be validly issued, allotted and fully paid and there will be no further obligation on the holder of any of the Ordinary Shares to make any further payment to the Company in respect of such Ordinary Shares . We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement . In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U . S . Securities Act of 1933 , as amended, or the Rules and Regulations of the Commission thereunder . This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein . This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent . This opinion shall be construed in accordance with the laws of the Cayman Islands. Yours faithfully WALKERS (HONG KONG)

WALKERS 15644025.3.A6519.H26578 SCHEDULE 1 LIST OF DOCUMENTS EXAMINED Page 3 1. The Certificate of Incorporation dated 17 November 2017 , the Second Amended and Restated Memorandum and Articles of Association as adopted on 19 May 2022 (the "Memorandum and Articles"), the Register of Members and Register of Directors of the Company dated 15 September 2025 , in each case, copies of which have been provided to us by the Company's registered office in the Cayman Islands (together the "Company Records") . 2. The Cayman Online Registry Information System (CORIS), the Cayman Islands' General Registry's online database, searched on 15 September 2025. 3. The Register of Writs and other Originating Process of the Grand Court kept at the Clerk of Court's Office, George Town, Grand Cayman (the "Court Register”), as at 9 . 00 a . m . Cayman Islands time on 15 September 2025 (the "Search Time") . 4. A copy of a Certificate of Good Standing dated 25 July 2025 in respect of the Company issued by the Registrar (the "Certificate of Good Standing"). 5. A copy of executed minutes of a meeting of the board of directors of the Company dated 27 March 2025 setting out the resolutions adopted at such meeting (the "Minutes") and written resolutions of the board of directors of the Company dated 1 July 2025 (the "Resolutions) . The Company's registration statement on Form S - 8 (the "Registration Statement"). 7. A copy of the circular of the Company dated 30 April 2025 , appended with the full text of the rules of the 2022 RSU Scheme (the "Scheme") and the proposed amendments to the Scheme (the " 2022 RSU Scheme") . 8. A copy of the Scrutineers' Certificate in relation to the annual general meetingof the Company dated 19 May 2025.

WALKERS 15644025.3.A6519.H26578 SCHEDULE 2 ASSUMPTIONS The originals of all documents examined in connection with this opinion are authentic . The signatures, initials and seals on the documents are genuine and are those of a person or persons given power to execute the documents . All documents purporting to be sealed have been so sealed . All copies are complete and conform to their originals . Page 4 2. The Memorandum and Articles reviewed by us are the memorandum and articles of association of the Company that are in effect on the date hereof. 3. The Company Records are complete and accurate and all matters required by law and the Memorandum and Articles to be recorded therein are completely and accurately so recorded . 4. The Registration Statement will be duly authorised, executed and delivered by or on behalf of all relevant parties prior to the issue and sale of the Ordinary Shares and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands) . 5. There are no records of the Company (other than the Company Records), agreements, documents or arrangements other than the documents expressly referred to herein as having been examined by us which restrict the powers and authority of the directors of the Company in any way or which would affect any opinion given herein . 6. The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each shareholder or director of the Company, as the case may be, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed . The Minutes were duly adopted at duly convened meetings of the members of the Company and such meetings were held and conducted in accordance with the Second Amended and Restated M&A . 7. The Resolutions, Minutes and any power of attorney given by the Company to execute any documents remain in full force and effect and have not been revoked or varied .

15644025.3.A6519.H26578 WALKERS SCHEDULE 3 QUALIFICATIONS Page 5 1. Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar . The Company shall be deemed to be in good standing under section 200 A of the Companies Act (as amended) of the Cayman Islands on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act . 2. We express no opinion upon any provisions in the Memorandum and Articles or any document which contains a reference to any law or statute that is not a Cayman Islands law or statute .